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                                                                   Exhibit 10.12

                                   FORM OF
                         LASALLE PARTNERS INCORPORATED
                         EMPLOYEE STOCK PURCHASE PLAN

          1. Purpose. LaSalle Partners Incorporated, a Maryland corporation (the "Company"), hereby adopts this Employee Stock Purchase Plan (the "Plan"). The purpose of the Plan is to provide an opportunity for the employees of the Company and any designated subsidiaries to purchase shares of the Common Stock of the Company through voluntary automatic payroll deductions, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's stockholders. The Plan is effective January 1, 1998.

          2. Shares Subject to Plan. An aggregate of __________ shares (the "Shares") of Common Stock of the Company may be sold pursuant to the Plan. Such Shares may be authorized but unissued Common Stock, treasury shares or Common Stock purchased in the open market. If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split, recapitalization, combination or exchange of shares, or a merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Shares available for sale shall be equitably adjusted by the Committee appointed to administer the Plan to give proper effect to such change.


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          3.  Administration.  The Plan shall be administered by a committee
(the "Committee") which shall be the Compensation Committee of the Board of Directors or another committee consisting of not less than two directors of the Company appointed by the Board of Directors, none of whom shall participate in the Plan and all of whom shall qualify as disinterested persons within the meaning of the Securities and Exchange Commission Regulation (S) 240.16b-3 or any successor regulation. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Shares made available hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.


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          4.  Eligibility.  All regular employees of the Company, and of each qualified subsidiary of the Company designated for participation by the Board of Directors, other than:

          (a)  employees who have been employed less than one year; or

          (b) employees whose customary employment is 20 hours or less per week; or

          (c) employees whose customary employment is for not more than 5 months per year; or

          (d)  employees described in paragraph 8(a) below; or

          (e) employees who have not reached the age of majority in their state of residence;

shall be eligible to participate in the Plan. For the purposes of this Plan, the term "qualified subsidiary" means any subsidiary, 50% or more of the total combined voting power of all classes of stock in which is now owned or hereafter acquired by the Company or any such qualified subsidiary.

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          5.  Participation. An eligible employee may elect to participate in the Plan as of any "Enrollment Date". Enrollment Dates shall occur on the first day of an Offering Period (as defined in paragraph 8). Any such election shall be made by completing and forwarding to the Company an enrollment and payroll deduction authorization form prior to such Enrollment Date, authorizing payroll deductions in such amount as the employee may request but in no event less than the minimum nor more than the maximum amount as the Committee shall determine.
A participating employee may increase or decrease his payroll deductions as of any subsequent Enrollment Date by completing and forwarding to the Company a revised payroll deduction authorization form; provided, that changes in payroll deductions shall not be permitted to the extent that they would result in total payroll deductions below the minimum or above the maximum amount as is specified by the Committee. An eligible employee may not initiate, increase or decrease payroll deductions as of any date other than an Enrollment Date except by withdrawing from the Plan as provided in paragraph 7.

          6. Payroll Deduction Accounts. The Company shall establish on its books and records a "Payroll Deduction Account" for each participating employee, and shall credit all payroll deductions made on behalf of each employee pursuant to paragraph 5 to his or her Payroll Deduction Account. No interest shall be credited to any Payroll Deduction Account.

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          7.   Withdrawals. An employee may withdraw from an Offering Period at any time by completing and forwarding a written notice to the Company. Upon receipt of such notice, payroll deductions on behalf of the employee shall be discontinued commencing with the immediately following payroll period. Unless the withdrawal form is submitted at least three days before the last trading day of the month, the amount credited to the employee's Payroll Deduction Amount will be applied to purchase stock. Except as provided in the previous sentence, amounts credited to the Payroll Deduction Account of any employee who withdraws shall be refunded to the employee as soon as practicable after the withdrawal. The employee may resume participation in the Plan at the next Enrollment Date, by filing a new election in accordance with paragraph 5 at least two weeks prior to the Enrollment Date.

          8. Offering Periods. The Plan shall be implemented by consecutive six-month Offering Periods with a new Offering Period commencing on the first trading day on or after the first day of each January and July during the term of the Plan, or on such other date as the Committee shall determine, and continuing thereafter to the end of such period, subject to termination in accordance with paragraph 17 hereof. "Trading day" shall mean a day on which the New York Stock Exchange is open for trading. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings. The last trading day of each

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Offering Period prior to the termination of the Plan (or such other trading date as the Committee shall determine) shall constitute the purchase dates (the
"Share Purchase Dates") on which each employee for whom a Payroll Deduction Account has been maintained shall purchase the number of Shares determined under paragraph 9(a). Nothwithstanding the foregoing, the Company shall not permit the exercise of any right to purchase Shares


          (a) to an employee who, immediately after the right is granted, would own shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; or

          (b) which would permit an employee's rights to purchase shares under this Plan, or under any other qualified employee stock purchase plan maintained by the Company or any subsidiary, to accrue at a rate in excess of $25,000 in fair market value (as determined on the first day of the offering period) for each calendar year.


For the purposes of subparagraph (a), the provisions of Section 424 (d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and the shares which an employee may purchase under outstanding rights or options shall be treated as shares owned by the employee.

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          9.   Purchase of Shares.
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          (a)  Subject to the limitations set forth in paragraphs 7 and 8, each employee participating in an offering shall purchase as many whole Shares (plus any fractional interest in a Share) as may be purchased with the amounts credited to his or her Payroll Deduction Account seven days prior to the Share Purchase Date (or such other date as the Committee shall determine) (the "Cutoff Date").
     Employees may purchase Shares only through payroll deductions, and cash contributions shall not be permitted.

          (b) The "Purchase Price" for Shares purchased under the Plan shall be not less than the lesser of (i) an amount equal to 85% of the closing price of shares of Common Stock at the beginning of the Offering Period or (ii) an amount equal to 85% of the closing price of shares of Common Stock on the Share Purchase Date. For these purposes, the closing price shall be as reported on the New York Stock Exchange Composite Transactions list as reported in the Wall Street Journal, Midwest Edition. The Committee shall have the authority to establish a different Purchase Price as long as any such Purchase Price complies with the provisions of
     Section 423 of the Code.

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          (c)  On each Share Purchase Date, the amount credited to each participating employee's Payroll Deduction Account as of the immediately preceding Cutoff Date shall be applied to purchase as many whole Shares (plus any fractional interest in a Share) as may be purchased with such amount at the applicable Purchase Price. Any amount remaining in an employee's Payroll Deduction Account as of the relevant Cutoff Date in excess of the amount that may properly be applied to the purchase of Shares shall remain credited to employee's Payroll Deduction Account for the next Offering Period, unless the Committee directs that the amount be refunded to the employee.

          10. Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each participating employee shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each participating employee to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by an employee pursuant to the Plan shall be held in the employee's brokerage or Plan share account ("Plan Share Account") in his or her name, or if the employee so indicates on his or her payroll deduction authorization form, in the employee's name

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jointly with a member of the employee's family, with right of survivorship.

          11. Rights as Stockholder. An employee shall have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan until payment for such Shares has been completed at the close of business on the relevant Share Purchase Date.

          12. Certificates. Certificates for Shares purchased under the Plan will not be issued automatically. However, certificates for whole Shares purchased shall be issued as soon as practicable following an employee's written request. A reasonable charge may be imposed for the issuance of such certificates. Fractional interests in Shares shall be carried forward in an employee's Plan Share Account until they equal one whole Share or until the termination of the employee's participation in the Plan, in which event an amount in cash equal to the value of such fractional interest shall be paid to the employee in cash. If a share certificate is issued to an employee, the employee will be required to notify the Company of his disposition of such shares, if his disposition occurs within time periods established by the Company.

          13. Termination of Employment. If a participating employee's employment is terminated for any reason, if an em-

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ployee dies, if an employee is granted a leave of absence of more than 90 days duration, or if an employee otherwise ceases to be eligible to participate in the Plan, payroll deductions on behalf of the employee shall be discontinued and any amounts then credited to the employee's Payroll Deduction Account shall be refunded to the employee as soon as practicable.

          14. Rights Not Transferable. Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during an employee's lifetime only by the employee.

          15. Employment Rights. Neither participation in the Plan, nor the exercise of any right granted under the Plan, shall be made a condition of employment, or of continued employment with the Company or any subsidiary. Participation in the Plan does not limit the right of the Company or any subsidiary to terminate a participating employee's employment at any time or give any right to an employee to remain employed by the Company or any subsidiary in any particular position or at any particular rate of remuneration.

          16. Application of Funds. All funds received by the Company for Shares sold by the Company on any Share Purchase Date pursuant to this Plan may be used for any corporate purpose.

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          17.  Amendments and Termination. The Board of Directors may amend the
Plan at any time, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of stockholders holding shares of Common Stock entitled to a majority of the votes represented by all outstanding shares of Common Stock entitled to vote if such stockholder approval is required for the Plan to continue to comply with the requirements of Securities and Exchange Commission Regulation (S) 240.16b-3 and Section 423 of the Internal Revenue Code. The Board of Directors may suspend the Plan or discontinue the Plan at any time. Upon termination of the Plan, all payroll deductions shall cease and all amounts then credited to the participating employees' Payroll Deduction Accounts shall be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts shall be promptly refunded to the participating employees.

          18. Applicable Laws. This Plan, and all rights granted hereunder, are intended to meet the requirements of an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code, as from time to time amended, and the Plan shall be construed and interpreted to accomplish this intent. Sales of Shares under the Plan are subject to, and shall be accomplished only in accordance with, the requirements of all applicable securities and other laws.

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          19.  Expenses.  Except to the extent provided in paragraph 12, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares in the open market for sale to participating employees, shall be borne by the Company and its subsidiaries.

          20. Stockholder Approval. The Plan was adopted by the Board of Directors on _________, 19__, subject to stockholder approval. The Plan and any action taken hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.


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